UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: January 18, 2007

(Date of Earliest Event Reported)

KYPHON INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	Commission File:	77-0366069
(State or Other Jurisdiction of Incorporation or Organization)	000-49804	(I.R.S. Employer Identification No.)

1221 Crossman Avenue

Sunnyvale, California 94089

(Address of Principal Executive Offices)

(408) 548-6500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement.

On January 18, 2007, Kyphon Inc. (“Kyphon”) entered into a Credit Agreement, as described in Item 2.03 herein. Such description of the Credit Agreement is qualified by reference to the Credit Agreement, a copy of which is furnished as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 2.01.	Completion of Acquisition or Disposition of Assets.

On January 18, 2007, pursuant to the previously announced Agreement and Plan of Merger (the “Merger Agreement”) dated December 4, 2006 by and among Kyphon, Neptune Acquisition Sub, Inc., a Delaware corporation and direct wholly owned subsidiary of Kyphon (“Merger Sub”), St. Francis Medical Technologies, Inc., a Delaware corporation (“St. Francis”), and Philip M. Young, as the appointed representative of the stockholders of St. Francis, Merger Sub merged with and into St. Francis, with St. Francis surviving as a direct wholly owned subsidiary of Kyphon (the “Acquisition”).

Kyphon acquired 100% of the fully diluted equity of St. Francis for $525 million in cash at closing, and additional revenue-based contingent payments of up to $200 million. These contingent payments are payable in either cash or a combination of cash and stock, at Kyphon’s election, subject to certain restrictions on cash payments under Kyphon’s Credit Agreement, described in Item 2.03, below. The first contingent payment is based on sales of the X-Stop interspinous process decompression device during the six-month period commencing on July 1, 2007. The second contingent payment is based on sales of the X-Stop device during the six-month period commencing on January 1, 2008. Kyphon financed the closing payment through a combination of cash on hand and a $425 million syndicated term loan, described in Item 2.03 below.

The foregoing description is qualified in its entirety by reference to the merger agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference, and the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

ITEM 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 18, 2007, Kyphon, together with certain of its subsidiaries, entered into a Credit Agreement (the “Credit Agreement”) with Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer, and Banc of America Securities LLC as sole lead arranger and sole book manager. It is expected that the credit facilities thereunder will be syndicated to a group of lenders (collectively, the “Lenders”).

The Credit Agreement provides for (i) a $200 million senior secured revolving credit facility (the “Revolving Credit Facility”) maturing October 20, 2011, which can be expanded to $300 million under certain circumstances. The Revolving Credit Facility includes a $50 million sublimit for the issuance of standby U.S. dollar letters of credit, a $25 million sublimit for U.S. dollar swingline loans and a $100 million sublimit for multicurrency borrowings; and (ii) a $425 million term loan facility maturing seven years from the closing date (the “Term Loan Facility” and together with the Revolving Credit Facility, the “Facility”). The Company may terminate or permanently reduce the commitments available under the Revolving Credit Facility and prepay the Term Loan Facility without premium or penalty at any time.

The Facility may be used by the Company to finance the Acquisition and for general corporate purposes including acquisitions, capital expenditures, working capital and other purposes. In addition to certain initial fees, the Company is obligated to pay a commitment fee based on the total revolving commitment.

The Term Loan Facility will amortize 1% per year with the balance payable at maturity. Base Rate Term Loans will bear interest at the Base Rate plus 1.25% or LIBOR plus 2.00-2.25%; and the Revolving Credit Facility will bear interest at Base Rate plus 0.25-1.25 or LIBOR plus 1.25-2.25% (such range of margins being related to the consolidated leverage ratio of the Company). Letter of credit fees are based on the LIBOR loan margins.

The Company must prepay the Term Loan Facility (and permanently reduce the commitments thereunder) with (a) 100% of all net cash proceeds (i) from sales of property and assets of the Company and its subsidiaries beyond certain thresholds, and the proceeds of which are not reinvested within 360 days (excluding sales of inventory in the ordinary course of business and certain other dispositions permitted under the Credit Agreement), (ii) of extraordinary receipts which are not reinvested within 360 days and (iii) from the issuance or incurrence of certain additional debt of the Company or any of its subsidiaries otherwise permitted, (b) 50% of all net cash proceeds from the issuance of additional equity interests in the Company or any of its subsidiaries otherwise permitted under the Credit Agreement, subject to certain exceptions, and (c) 75% of excess cash flow if the consolidated leverage ratio exceeds 3/1. Once the Term Loan Facility is repaid with such proceeds, if the consolidated leverage ratio exceeds 2/1, the Revolving Credit Facility commitment and loans thereunder are then reduced, but not below $100 million.

The Company’s obligations under the Facility are secured by substantially all of the assets of the Company.

The Credit Agreement contains customary affirmative covenants regarding the Company and its subsidiaries. Upon the occurrence of an event of default under the Credit Agreement, the Lenders could elect to declare all amounts outstanding under the Facility to be immediately due and payable. Events of default under the Credit Agreement include payment defaults, breaches of covenants and bankruptcy events.

The Credit Agreement contains negative covenants which restrict the Company from: (i) incurring liens other than liens incurred pursuant to the Financing and other customary permitted liens; (ii) making investments, other than customary permitted investments and investments subject to certain baskets; (iii) incurring debt other than indebtedness pursuant to the Credit Agreement, subordinated indebtedness, an unsecured convertible note offering, customary permitted indebtedness and indebtedness subject to certain baskets; (iv) entering into mergers and consolidations other than the Acquisition, acquisitions paid 100% with equity of the Company or acquisitions exceeding a certain purchase price, where such limitation on price is based on the consolidated senior leverage ratio and other limitations; (v) selling assets, subject to certain customary exceptions; (vi) issuing dividends, stock redemptions and other restricted payments; (vii) incurring capital expenditures exceeding a certain threshold; (viii) transactions with affiliates; (ix) the cash payment of the cash/stock earnout obligations of the Company incurred in connection with the Acquisition, where such payments are subject to certain limitations; (x) permitting the consolidated interest coverage ratio to fall below a certain threshold and the consolidated leverage ratio and the consolidated senior secured leverage ratio to be greater than a certain threshold; (xi) prepaying subordinated indebtedness, other than prepayments pursuant to a refinancing permitted thereunder or if certain requirements are satisfied and (xi) other customary negative covenants for a facility of this nature.

The foregoing description is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

ITEM 7.01.	Regulation FD Disclosure.

On January 18, 2007, Kyphon issued a press release announcing the closing of the Acquisition, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial information required by this Item 9.01(a) has not been included with this filing and will be filed by amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date that this Current Report on Form 8-K must be filed.

(b) Pro forma Financial Information.

The financial information required by this Item 9.01(b) has not been included with this filing and will be filed by amendment to this Current Report on Form 9-K not later than seventy-one (71) calendar days after the date that this Current Report on Form 8-K must be filed.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated December 4, 2006 by and among Kyphon, Merger Sub, St. Francis, and Philip M. Young, as the appointed representative of the stockholders of St. Francis.

10.1	Credit Agreement dated as of January 18, 2007 by and among Kyphon, certain subsidiaries of Kyphon, Bank of America Securities LLC, and Bank of America, N.A.

99.1	Press release issued by Kyphon on January 18, 2007 announcing the consummation of the Acquisition.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 24, 2007

KYPHON INC.

By:	/s/ David M. Shaw
David M. Shaw
Vice President, Legal Affairs, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated December 4, 2006 by and among Kyphon, Merger Sub, St. Francis, and Philip M. Young, as the appointed representative of the stockholders of St. Francis.

10.1	Credit Agreement dated as of January 18, 2007 by and among Kyphon, certain subsidiaries of Kyphon, Bank of America Securities LLC, and Bank of America, N.A.

99.1	Press release issued by Kyphon on January 18, 2007 announcing the consummation of the Acquisition.